Shareholder Letter Q2 2025

Results Summary Coursera results for the three months ended June 30, 2025. Numbers are rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Q2 2025 Shareholder Letter 2 Key Financial Measures Q2 2025 Revenue Revenue of $187.1 million increased by 10% from the prior year on growth in both our Consumer and Enterprise segments. $187.1M ↑ 10% Y/Y Net income (loss) Net loss was $(7.8)M, or (4.2)% of revenue. Non-GAAP net income was $19.3 million, or 10.3% of revenue. $(7.8)M ↑ 66% Y/Y (4.2)% Net loss margin, ↑ 920 bps Y/Y Adjusted EBITDA Adjusted EBITDA was $18.0 million, or 9.6% of revenue, as we continue to demonstrate our ability to grow with leverage. $18.0M ↑ 73% Y/Y 9.6% Adjusted EBITDA Margin, ↑ 350 bps Y/Y Net cash provided by operating activities Net cash provided by operating activities was $35.5 million, up 49% year-over-year. $35.5M ↑ 49% Y/Y Free Cash Flow (“FCF”) Generated $28.6 million of FCF, up 68% from the prior year period. This was our strongest quarter of cash performance to date. $28.6M ↑ 68% Y/Y Operating Segment Performance Consumer revenue Consumer revenue of $122.8 million increased by 10% from the prior year, driven by new registered learners and Coursera Plus subscriptions. $122.8M ↑ 10% Y/Y Consumer gross profit Consumer segment gross profit was $75.3 million, up 13% year-over-year, and represented a 61% gross profit margin, up 160 bps from the prior year on learner engagement with content that has lower revenue share arrangements. $75.3M ↑ 13% Y/Y 61% gross profit margin, ↑ 160 bps Y/Y Enterprise revenue Enterprise revenue of $64.3 million was up 10% year-over-year, driven by growth in our business and campus verticals. $64.3M ↑ 10% Y/Y Enterprise gross profit Enterprise segment gross profit was $44.8 million, up 12% year-over-year, and represented a 70% gross profit margin, up 170 bps from the prior year on learner engagement with content that has lower revenue share arrangements. $44.8M ↑ 12% Y/Y 70% gross profit margin, ↑ 170 bps Y/Y

To our shareholders, Q2 2025 Shareholder Letter 3 Coursera’s second quarter 2025 performance marked another important step in laying the foundation for our next chapter of growth and innovation. We are executing at a renewed and rapid pace, delivering revenue of $187.1 million and increasing our growth rate to 10% year-over-year. We improved our net loss margin by 920 basis points and expanded our Adjusted EBITDA Margin by 350 basis points. Further, we generated $35.5 million of net cash provided by operating activities and $28.6 million of Free Cash Flow, up 49% and 68% year-over-year, respectively. This was our strongest quarter of cash performance to date. We believe that our market opportunity continues to expand, fueled by the global demand to embrace new technologies and skills. This quarter, we attracted 7.5 million new registered learners looking to master emerging skills that can advance their careers. We recently surpassed more than 10 million enrollments in generative AI courses, seeing 12 new enrollments every minute in the first half of 2025. Our trusted content creators, including many of the world’s leading AI companies, have launched more than 925 AI courses as they leverage the global reach of our platform to broaden access to fast-changing skills, tools, and applications that are transforming how we live and work. Our team continues to make strong progress in delivering new products, capabilities, and experiences across our platform. Learners are increasingly using our AI-powered innovation to personalize their experience, from getting real- time support with Coursera Coach to learning in their preferred language with AI translations and dubbing. To bolster these efforts, we appointed Patrick Supanc as Chief Product Officer and Grant Parsamyan as Chief Data Officer, welcoming them to the Coursera leadership team. Both are seasoned leaders with deep expertise in building customer- centric products, scaling data transformations, and driving rapid innovation. They have hit the ground running. While we are still in the early stages of building new capabilities that can accelerate our progress, we are pleased with the clear focus and operational discipline demonstrated by our performance. Given the results we delivered in the first half, we are raising our expectations for 2025. We are increasing our full year revenue expectations to a range of $738 million to $746 million, while also raising our annual Adjusted EBITDA Margin target from 7.0% to 8.0%. We continue to demonstrate our commitment to scaling our model, while investing in creating and delivering more customer value to unlock long-term, durable growth. We are excited to build on our momentum. Coursera results for the three months ended June 30, 2025. Numbers are rounded for presentation purposes. Refer to the Outlook section for a complete discussion of Q3 and full year 2025 guidance. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Greg Hart President and Chief Executive Officer Ken Hahn Chief Financial Officer Growth priorities In the coming quarters, our growth strategy will be centered around three key priorities: Product innovation: We are committed to making continuous improvements to our learner experience to broaden access to in-demand skills and world-class education that advances careers. We are focused on rapidly enhancing our platform’s capabilities by accelerating product development cycles, leveraging more data-driven insights, and applying AI to improve the learner experience across our platform. Content engine acceleration: By rapidly expanding our catalog of high-quality, job-relevant courses with more leading content creators, we can meet the fast-changing skill requirements of learners looking to transform their careers, as well as companies needing to upskill their workforce at scale and drive productivity improvements. Enhancing go-to-market capabilities: We aim to guide individual learners more effectively through improved discovery, onboarding, and a clear value proposition, with recent efforts focusing on career-based discovery and localization. Combined with optimizing our Enterprise channels, we can efficiently reach and serve our customers.

Ecosystem expansion Q2 2025 Shareholder Letter 4 Our growing base of learners and Enterprise customers continues to attract trusted content creators, ranging from world-class universities to industry leaders. These creators are valued by learners for their academic rigor, industry expertise, and real-world relevance. As demand for career-aligned education grows, we believe top universities and industry partners will increasingly view Coursera as a strategic platform to extend their reach and impact. Coursera ecosystem Coursera data as of June 30, 2025. Trusted creators Branded content Global reach Platform innovation Learners come to Coursera to discover and master in- demand skills taught by world-class instructors trusted for their academic rigor, industry expertise, and career relevance The breadth of our catalog created by credible, high- quality brands enables us to serve both upskilling and reskilling use cases Our catalog attracts learners from around the world, making Coursera one of the largest and most globally distributed learning platforms We continue to make strong progress in developing new products and capabilities that enhance and personalize the learning experience across our unified platform, leveraging advancements in technology as well as the scale advantages of our global reach and data-driven insights Trusted Creators Learners & Enterprise Customers 350 + content creators Platform Reach + Data + Tech Branded Content 10,500 + courses 183M Registered Learners ↑ 18% Y/Y 1,686 Paid Enterprise Customers ↑ 12% Y/Y

Q2 2025 Shareholder Letter 5 Paid Enterprise Customers % Y/Y change Registered Learners in millions % Y/Y change Coursera data for the periods reported July 1, 2023 through June 30, 2025. Numbers are rounded for presentation purposes and percentages refer to year-over-year change. Refer to the Key Business Metrics page for definitions and more information. Global reach Coursera’s global reach not only drives scale, but creates powerful opportunities for localization, enabling us to tailor content, language, and experiences to meet the needs of learners and labor markets in different regions. In Q2, we attracted 7.5 million new registered learners. Over time, we have welcomed a cumulative 183 million registered learners, with the U.S., India, Mexico, and Brazil among our largest markets. Additionally, many working adults access learning in institutional settings. This quarter, we grew our Paid Enterprise Customers by 12% year-over-year, with 1,686 customers spanning businesses, campuses, and governments. Our customers choose Coursera for high-quality content and skills training, as well as a robust set of platform capabilities that can meet the unique needs of each vertical with a shared foundation. This includes driving skills transformation for employees, enabling government workforce development at scale, as well as powering academic innovation.

Content engine

Content is the engine of our business and a foundational asset of our ecosystem. Our catalog now includes more than 10,500 courses, having grown by 36% over the past year. We are building a faster, more agile content model that preserves the value of our trusted brands and meets the rapid pace of skills development for real-time learner and business needs. This includes new content creators, domains, and formats, such as industry micro-credentials.

Broad catalog

Learners come to Coursera to discover and master in-demand skills taught by world-class instructors trusted for their academic rigor, industry expertise, and career relevance. Our branded catalog is uniquely capable of serving learners throughout multiple stages of their careers. Whether it's a standalone course, a professional certificate, or a college degree, our goal is to deliver the right content, at the right time, to support each learner's career. We are focused on building an integrated, end-to-end learner journey in order to provide course, credential, and skill recommendations across different levels of career progression, skill mastery, and expertise.



Finetuning LLMs
DeepLearning.AI
Finetuning Large Language Models
Project
Adobe
Design Fundamentals with AI
Course
Google
Prompting Essentials
Specialization
Microsoft
Microsoft
Python Developer
Professional Certificate
University of Colorado Boulder
Master of Science in Data Science
Degree
2,000+ Projects
10,500+ Courses
1,400+ Specializations
175+ Certificates
50+ Degrees

Generative AI skills

To meet the growing demand for AI skills, our generative AI catalog now includes more than 925 courses, having tripled over the past year. We recently surpassed 10 million enrollments in generative AI courses, seeing 12 enrollments per minute so far in 2025. We also announced new courses and certificates focused on job-specific generative AI skills, featuring offerings from AWS, DeepLearning.AI, Google Cloud, IBM, Microsoft, Snowflake, and more.

Earlier this month, Coursera was named to the Time100 Most Influential Companies list for our efforts in expanding access to generative AI skills for learners around the world, helping the global workforce better understand and apply this new technology. We will continue to work closely with leading AI companies, as well as world-class universities, who share our commitment to broadening access to skills that help our learners, customers, and academic partners navigate and succeed in a fast-changing labor market.

Industry micro-credentials

We continue to expand our catalog of industry micro-credentials. In July, we announced five new certificates from ADP, IBM, Microsoft, SAP, and Zoho. These certificates provide the necessary skills to start a career in various roles, from AI product manager to sales representative. Increasingly, our industry micro-credentials are also eligible to earn college credit, enhancing their value to our learners and opening new, more affordable pathways to college degrees. More than 40 of our certificates in this catalog have received one or more credit recommendations.

Coursera content announcements, developments, and figures may include information up to the Q2 2025 earnings report on July 24, 2025. Numbers are rounded for presentation purposes. Content and credential figures reflect catalog counts as of June 30, 2025 and exclude suspended partner content that is not currently discoverable or available on our platform. The number of degrees reflects master's, bachelor's, and postgraduate diploma programs with multiple tracks as a single count.

coursera Q2 2025 Shareholder Letter 6

Industry micro-credentials provide job-relevant skills taught by experts at leading companies Q2 2025 Shareholder Letter 7 Coursera content announcements, developments, and figures may include information up to the Q2 2025 earnings report on July 24, 2025. Content spotlight Build job-relevant skills Unlock a new career Earn credit towards a degree Experts at over 30 leading companies provide the knowledge and skills to help learners succeed Professional certificates prepare learners for a career in more than 60 in-demand job roles More than 40 of our industry micro- credentials have received one or more credit recommendations

Platform innovation

We believe our next chapter of growth will be defined by innovation, and we are committed to accelerating our platform's role in shaping the future of learning. Coursera's ecosystem benefits from global reach, data-driven insights for content strategy and skill recommendations, and advanced AI tools to enhance discovery, personalize learning, and empower instructors. We continue to make strong progress with new products and capabilities, focusing on driving improvements in engagement, retention, and conversion through more valuable experiences.

AI-powered translations

Coursera has been leveraging AI to broaden access to our catalog, starting with text-based translations in 2023. Our platform now offers over 5,500 courses in up to 26 languages. The next phase involves AI dubbing, featuring the voices of our instructors. We began with 100 courses from three partners. Over the past few months, we tripled the number of courses available, including popular titles from Google, and added support for a fifth language, Indonesian. To date, more than 120,000 learners have utilized AI dubbing for over 400,000 learning hours, with strong engagement from Spanish-speaking markets. Feedback highlights improved focus, understanding, and time-saving benefits of on-platform translation. We will continue expanding access, adding support for more languages and content creators. It highlights how advancements in technology leverage our reach, expanding our market opportunities and building on the foundational assets that have made Coursera one of the largest global learning platforms.

Coursera Coach

Coach is our AI-powered tutor designed to enhance the learning experience on Coursera. Over 2.6 million learners have exchanged 36 million messages with Coach, with the highest usage in the U.S., India, and Colombia. Early data shows learners using Coach are 10% more likely to pass quizzes on their first attempt. Furthermore, learners starting their careers are 40% more likely to use Coach than those advancing their careers, underscoring the need for more personalized learning and guidance.

In June, Coach received the 2025 Newsweek AI Impact Award for AI Education: Best Outcomes, recognizing its ability to adapt to individual learner needs. Combining trusted content with AI-enabled guidance, Coach provides a personalized, interactive experience grounded in our instructors' expertise and Coursera's data-driven understanding of learning progression and skills development. Our team continues to expand on the initial tutoring use case, testing discovery, onboarding, career guidance, role play, and customer support. We are excited about Coach's potential to drive engagement across our platform and deliver better outcomes.


coach
Alex
Give me a summary
Coach
This lecture introduces the concept of generative AI, a type of AI that can create new content such as text, images, or other media.
Key Points:
Generative AI can be used to create a variety of content, including promotional posters, emails, and even team-building activities.
It can boost productivity by helping with tasks like drafting replies to emails and brainstorming ideas.
It can improve decision-making by answering questions and providing detailed explanations.
What are the potential benefits of using generative AI in the workplace?
How can generative AI tools like Gemini help with brainstorming and idea generation?
Ask me anything

Coursera product announcements, developments, and figures may include information up to the Q2 2025 earnings report on July 24, 2025.

coursera
Q2 2025 Shareholder Letter 8

Coursera product announcements, developments, and figures may include information up to the Q2 2025 earnings report on July 24, 2025. Q2 2025 Shareholder Letter 9 Learner journey Coursera’s prominence as a global destination for career-motivated learning attracts diverse learners. Our efforts to serve international learners go beyond reducing language barriers. Last quarter, we highlighted the global rollout of our career-based discovery experience, which includes over 60 role description pages utilizing Coursera’s Career Graph for credential recommendations across levels of progression, skill mastery, and localized salary and job data for 40 countries, reimagining the learner journey with improvements in search, discovery, and onboarding. Our platform’s scale and data create opportunities for personalization and localization, enabling us to tailor content, language, recommendations, and experiences to individual learners and regional labor markets. This quarter, we experimented with enhancing our go-to-market capabilities to guide learners more effectively through our funnel with an improved site experience, new promotional and geo-pricing capabilities, and better merchandising that clearly articulates our value proposition across courses, certificates, and subscriptions. Early results are promising, showing positive impacts in new paid learner conversion, especially in international markets that drive top-of-funnel activity. These efforts provide opportunities to deliver more valuable experiences and improve our paid conversion over time. We look forward to advancing our product roadmap and providing updates in the coming quarters.

AI translations are delivering a more personalized and engaging experience for our global audience of learners Q2 2025 Shareholder Letter 10 Coursera product announcements, developments, and figures may include information up to the Q2 2025 earnings report on July 24, 2025. Reducing language barriers Enhancing with dubbing Expanding global access Text-based translations are now available for more than 5,500 courses in up to 26 languages Our next phase delivers native- language learning in the voice of our trusted, expert instructors Over 120,000 learners have used AI dubbing for more than 425,000 hours of learning Product spotlight

Q2 2025 financial results Q2 2025 Shareholder Letter 11 $187.1M Revenue ↑ 10% Y/Y $(7.8)M Net loss ↑ 15.1M Y/Y (4.2)% Net loss margin ↑920 bps Y/Y $18.0M Adjusted EBITDA ↑ 73% Y/Y 9.6% Adjusted EBITDA Margin ↑ 350 bps Y/Y $35.5M Net cash provided by operating activities ↑ 49% Y/Y $28.6M Free Cash Flow ↑ 68% Y/Y Coursera results for the periods reported July 1, 2023 through June 30, 2025. Percentages refer to year-over-year change, and numbers are rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Revenue Our second quarter performance marked another solid quarter for Coursera, demonstrating our commitment to driving growth and operational improvements across all aspects of our business. Revenue was $187.1 million, up 10% year- over-year. Growth was driven by both our Consumer and Enterprise segments, which were each up 10% year-over-year. Given the solid first half we delivered, our expectations for full year revenue have improved as we begin to implement new operating capabilities and execute on a focused set of growth initiatives. Consumer segment $ Enterprise segment $ in millions % Y/Y change

Q2 2025 Shareholder Letter 12 Gross profit GAAP gross profit was $102.7 million, up 14% year-over-year. This represented a 55% gross profit margin, up from 53% in the prior year period. Non-GAAP gross profit was $104.7 million, up 13% year-over-year. This represented a non-GAAP gross profit margin of 56%, up from 54% in the prior year period. The expansion in our gross profit margin was driven by increased learner demand and engagement with content produced under new production arrangements with lower content costs. We continue to invest in new content production capabilities that deliver more value for our learners, customers, and content creators, and drive favorable economics and long-term benefits to our business model. Coursera results for the three months ended June 30, 2024 and 2025. Percentages refer to year-over-year change, unless otherwise specified, and numbers are rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Operating expenses GAAP operating expenses were $117.8 million, or 63% of revenue, down 830 basis points year-over-year. Non-GAAP operating expenses were $92.7 million, or 50% of revenue, an improvement of 150 basis points from the prior year period. This reflects our disciplined approach to managing our cost structure while balancing investments in product, go-to-market, and content intended to drive long-term growth. Research and development Sales and marketing General and administrative % of revenue Gross profit margin % Gross profit $ in millions % Y/Y change GAAP Non-GAAP GAAP Non-GAAP

Net income (loss) We have a strong record of successfully managing our cost structure, including pacing our investments with the trajectory of our top-line over time. In the second quarter, GAAP net loss was $(7.8) million, or (4.2)% of revenue. Non- GAAP net income was $19.3 million, or 10.3% of revenue. Q2 2025 Shareholder Letter 13 Coursera results for the periods reported July 1, 2023 through June 30, 2025. Numbers are rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Adjusted EBITDA Second quarter Adjusted EBITDA was $18.0 million, or 9.6% of revenue. We were pleased with our strong bottom-line performance in the second quarter. However, our long-standing operating practice as it relates to Adjusted EBITDA is not focused on optimizing results for any single quarter. Rather, we set an annual Adjusted EBITDA Margin target and work within that framework to invest in our most productive growth opportunities. This practice provides us with the flexibility to make the right long-term decisions quarter-to-quarter, while demonstrating our commitment to operating with discipline and driving scale in our model every year. GAAP net loss $ GAAP net loss margin % in millions Adjusted EBITDA $ Adjusted EBITDA Margin % in millions

Cash flow and balance sheet This was our strongest quarter of cash performance to date. Net cash provided by operating activities was $35.5 million, up 49% year-over-year. We generated $28.6 million in Free Cash Flow, up 68% year-over-year, driven by revenue growth as well as operating expense discipline. For the second quarter, our Free Cash Flow result includes approximately $2 million in purchases of content assets, treated similarly to other categories of capital expenditures. Q2 2025 Shareholder Letter 14 Coursera results for the periods reported July 1, 2023 through June 30, 2025. Information presented for cash and cash equivalents is as of period end. Percentages refer to year-over-year change and numbers are rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Our strong cash performance enhanced our healthy balance sheet. As of June 30, 2025, we had approximately $775 million of unrestricted cash and cash equivalents, with no debt. We are operating on a strong foundation and remain focused on executing our long-term strategy. Our capital allocation framework emphasizes the strategic optionality and stability provided by our financial position. We believe this current prioritization is particularly valuable given the industry’s ongoing transformation, the rapid evolution of the technology landscape, and our desire to establish and grow a leadership position in our large and early markets. Cash and cash equivalents $ Net cash provided by operating activities $ Free Cash Flow $ in millions

Operating segments Q2 2025 Shareholder Letter 15 Coursera serves individual learners and workforce training at scale with a broad set of platform capabilities that leverage a shared foundation of content, technology, and data. We report our results in two operating segments: Consumer and Enterprise. At the start of 2025, we simplified our segment reporting by integrating our degrees results as a product within our Consumer segment. The simplification reinforced our commitment to building a more unified, end-to-end platform experience across all product categories. The simplification has no impact on the reporting of our Enterprise segment or consolidated results. All Consumer segment results that refer to year-over-year change are comparable based on the reclassified historical results shared in connection with the transition last quarter. Consumer Enterprise $122.8M Revenue ↑ 10% Y/Y $64.3M Revenue ↑ 10% Y/Y $75.3M Segment gross profit ↑ 13% Y/Y $44.8M Segment gross profit ↑ 12% Y/Y 61.3% Segment gross profit margin ↑ 160 bps Y/Y 69.7% Segment gross profit margin ↑ 170 bps Y/Y 7.5M New Registered Learners ↑ from 6.6M in Q2’24 93% Net Retention Rate (“NRR”) ↑200 bps Q/Q 183M Total Registered Learners ↑ 18% Y/Y 1,686 Paid Enterprise Customers ↑ 12% Y/Y Coursera results for the three months ended and as of June 30, 2025. Numbers are rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Refer to the Key Business Metrics page for definitions and more information.

Q2 2025 Shareholder Letter 16 Enterprise performance Enterprise revenue of $64.3 million was up 10% year-over-year, primarily driven by growth in our business and campus verticals. Segment gross profit was $44.8 million, up 12% year-over-year. This represented a 69.7% gross profit margin, up 170 basis points from the prior year period. Similar to Consumer, the expansion was driven by increased learner engagement in content with a lower revenue share. Consumer performance Consumer revenue of $122.8 million increased by 10% from the prior year period, driven by new registered learners and demand for Coursera Plus subscriptions. Segment gross profit was $75.3 million, up 13% year-over-year. This represented a 61.3% gross profit margin, up 160 basis points from the prior year. The margin expansion was driven by an increase in learners engaging with content that has a lower revenue share. Coursera results for the periods reported July 1, 2023 through June 30, 2025. Percentages refer to year-over-year change. Numbers are rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Enterprise revenue $ Enterprise gross profit margin % in millions Consumer revenue $ Consumer gross profit margin % in millions

Outlook Actual results may differ materially from Coursera’s financial outlook as a result of, among other things, the factors described under “Forward-looking statements” below. Please refer to section “Non- GAAP financial measures” for definitions of our non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Q2 2025 Shareholder Letter 17 Q3 2025 Full year 2025 $188M to $192M Revenue ↑ 7% to 9% Y/Y $738M to $746M Revenue ↑ 6% to 7% Y/Y $10M to $14M Adjusted EBITDA 8.0% Adjusted EBITDA Margin Improvement of ↑ 200 bps Y/Y Weighted average share count Basic: 165 million Diluted: 170 million Weighted average share count Basic: 164 million Diluted: 169 million Q3 and full year 2025 guidance For Q3 2025, we expect to deliver revenue of $188 million to $192 million, representing growth of 7% to 9% year-over- year, weighted towards our Consumer segment. For Adjusted EBITDA, we expect to deliver $10 million to $14 million during the third quarter. For full year 2025, we are raising our expectations for both revenue and Adjusted EBITDA given the solid first half we delivered. We now expect revenue of $738 million to $746 million, which represents growth of 6% to 7% year-over-year. The midpoint of the range is an increase of $17 million from the annual guidance provided last quarter, with the improvement concentrated in our Consumer segment due to its more responsive revenue model. The confidence in our Consumer growth trajectory has been driven by strong year-to-date top-of-funnel activity and Coursera Plus subscription receptivity, providing greater visibility into the back half of the year. Our assumptions on the trajectory of our Enterprise segment have not changed as we continue to monitor and assess the current corporate spend environment, which may remain challenged for any macroeconomic uncertainty. For Adjusted EBITDA, we are now targeting an annual Adjusted EBITDA Margin improvement of 200 basis points to 8.0%. This reflects an additional 100 basis points of anticipated improvement from our prior full year target of 7.0%, or in other words, an incremental $9 million of Adjusted EBITDA implied by the midpoints of our current and prior revenue guidance ranges. We believe our long-term operating framework as it relates to Adjusted EBITDA, which enables us to pace our investments over the course of the full year rather than optimizing for any single quarter, has been particularly helpful in 2025. It has provided the opportunity to assess our business and identify top investment priorities to drive long-term growth, the capacity to deploy capital toward productive opportunities, and the ability to demonstrate our commitment to delivering scale and financial leverage in our operating model over time. Most importantly, it provides the flexibility to make the right long-term decisions on behalf of our learners, customers, and shareholders. We believe our long-term prospects and value creation for shareholders will depend most heavily on our growth and success in our large and attractive markets. While we are at the outset of many of our efforts, we are demonstrating progress in implementing new operational capabilities across all aspects of our business, while deploying targeted investments that can differentiate the value of our platform and reignite more significant, durable, and long-term growth.

Conference call details Q2 2025 Shareholder Letter 18 As previously announced, Coursera will hold a conference call to discuss its second quarter 2025 performance today, July 24, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year. Disclosure information In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website. About Coursera Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world- class learning. It is now one of the largest online learning platforms in the world, with 183 million registered learners as of June 30, 2025. Coursera partners with over 350 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations enable instructors to deliver scalable, personalized, and verified learning experiences to their learners. Institutions worldwide rely on Coursera to upskill and reskill their employees, citizens, and students in high- demand fields such as GenAI, data science, technology, and business. Coursera is a Delaware public benefit corporation and a B Corp. Contacts Investor Relations Cam Carey, VP of Investor Relations ir@coursera.org Media Arunav Sinha, VP of Global Communications press@coursera.org

Key business metrics

	Three Months Ended June 30,	
	2025	2024
New Registered Learners	7.5 million	6.6 million
Net Retention Rate	93%	93%

	June 30,	
	2025	2024
Total Registered Learners	183 million	155 million
Paid Enterprise Customers	1,686	1,511

Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers that are active on our platform at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a "Paid Enterprise Customer" as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, including organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate ("NRR") for Paid Enterprise Customers

We calculate annual recurring revenue ("ARR") by annualizing each customer's monthly recurring revenue ("MRR") for the most recent month at period end. We calculate "Net Retention Rate" for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or "Current Period ARR". Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes revenue from new Paid Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Paid Enterprise Customers.

coursera Q2 2025 Shareholder Letter 19

Non-GAAP financial measures Q2 2025 Shareholder Letter 20 We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. In addition to financial information presented in accordance with GAAP, this shareholder letter includes non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income, non-GAAP net income per share, non-GAAP operating expenses, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non- GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools. Definitions Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Net Income, and Non-GAAP Net Income Per Share We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) stock- based compensation expense; (2) amortization of stock-based compensation expense capitalized as internal-use software costs; (3) payroll tax expense related to stock-based compensation; (4) merger and acquisition (“M&A”) related transaction costs; (5) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (6) restructuring related charges. Non-GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding. Non-GAAP Operating Expenses We define non-GAAP operating expenses as GAAP operating expenses excluding: (1) stock-based compensation expense; (2) payroll tax expense related to stock-based compensation; (3) M&A related transaction costs; and (4) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Adjusted EBITDA and Adjusted EBITDA Margin We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other (income) expense, net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (9) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Free Cash Flow We define Free Cash Flow as net cash provided by operating activities, less capitalized internal-use software costs, purchases of content assets, and purchases of property, equipment, and software as we consider these capital expenditures necessary to support our ongoing operations.

Forward-looking statements Q2 2025 Shareholder Letter 21 This shareholder letter contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this shareholder letter that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our ability to grow with leverage and manage our cost structure; our market opportunity; the global demand to embrace new technology and skills; our next chapter of innovation and growth; our growth priorities; our progress in delivering new products, capabilities, and experiences across our platform; the use of our AI tools; our belief that top universities, industry partners, and other content creators will increasingly view Coursera as a strategic platform to extend their reach and impact; the anticipated features and benefits of our platform and our content model; our expansion of our content catalog; our commitment to driving growth and operational improvements across all aspects of our business; our expansion of our career-based discovery experience; our planned investments in our content engine capabilities; the continued demonstration of the strength and scaling of our business model; our belief that our long-term prospects and value creation for shareholders will depend most heavily on us growing and succeeding in our large and attractive markets; our capacity to reinvest in reigniting durable, long-term growth; our mission to provide universal access to world-class learning; the demand for online learning; the anticipated utility of our non-GAAP financial measures; the strength of our customer and content creator relationships; our investment in new content production capabilities that can deliver more value for our learners, customers, and content creators, as well as drive favorable economics and long-term benefits to our business model; anticipated features and benefits of our offerings; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations; among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; natural disasters, public health crises or other catastrophic events; and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this shareholder letter. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Q2 2025 Shareholder Letter 22 Appendix

Condensed Consolidated Statements of Operations Unaudited (in millions, except per share amounts) Q2 2025 Shareholder Letter 23 Three Months Ended June 30, 2025 2024 Revenue $ 187.1 $ 170.3 Cost of revenue(1) 84.4 80.1 Gross profit 102.7 90.2 Operating expenses: Research and development(1) 29.3 33.7 Sales and marketing(1) 63.6 58.1 General and administrative(1) 24.9 29.6 Total operating expenses 117.8 121.4 Loss from operations (15.1) (31.2) Other income, net: Interest income, net 8.0 9.3 Other income (expense), net 0.1 — Loss before income taxes (7.0) (21.9) Income tax expense 0.8 1.0 Net loss $ (7.8) $ (22.9) Net loss per share—basic and diluted $ (0.05) $ (0.15) Weighted average shares used in computing net loss per share—basic and diluted 162.5 156.3 (1) Includes stock-based compensation expense as follows: Three Months Ended June 30, 2025 2024 Cost of revenue $ 0.6 $ 0.7 Research and development 8.9 10.9 Sales and marketing 5.5 8.5 General and administrative 8.8 9.9 Total stock-based compensation expense $ 23.8 $ 30.0

Condensed Consolidated Balance Sheets Unaudited (in millions) Q2 2025 Shareholder Letter 24 June 30, 2025 December 31, 2024 Assets Current assets: Cash and cash equivalents $ 775.1 $ 726.1 Accounts receivable, net 67.2 59.7 Deferred costs, net 20.2 24.7 Prepaid expenses and other current assets 19.4 20.2 Total current assets 881.9 830.7 Property, equipment, and software, net 40.0 36.9 Intangible assets, net 26.4 24.5 Other assets 31.6 38.2 Total assets $ 979.9 $ 930.3 Liabilities and Stockholders’ Equity Current liabilities: Content liabilities(2) $ 102.0 $ 104.1 Other accounts payable and accrued expenses(2) 22.7 19.2 Accrued compensation and benefits 22.2 31.6 Deferred revenue, current 186.0 159.7 Other current liabilities 13.3 12.9 Total current liabilities 346.2 327.5 Deferred revenue, non-current 1.8 1.6 Other liabilities 4.9 3.8 Total liabilities 352.9 332.9 Stockholders’ equity: Additional paid-in capital 1,519.8 1,506.7 Treasury stock, at cost (17.0) (49.1) Accumulated deficit (875.8) (860.2) Total stockholders’ equity 627.0 597.4 Total liabilities and stockholders’ equity $ 979.9 $ 930.3 (2) As of June 30, 2025, we updated the caption for “Educator partners payable” to “Content liabilities.” In conjunction with this update, $0.6 million and $2.2 million of unpaid purchases of content assets as of June 30, 2025 and December 31, 2024 are now reflected in “Content liabilities.” These amounts would have previously been reported in “Other accounts payable and accrued expenses.”

Condensed Consolidated Statements of Cash Flows Unaudited (in millions) Q2 2025 Shareholder Letter 25 Six Months Ended June 30, 2025 2024 Cash flows from operating activities: Net loss $ (15.6) $ (44.2) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 14.5 12.7 Stock-based compensation expense 48.0 57.9 Impairment losses 2.5 — Other (0.3) 0.6 Changes in operating assets and liabilities: Accounts receivable, net (7.4) 8.7 Prepaid expenses and other assets 6.2 (1.0) Accounts payable and accrued expenses 3.5 (3.9) Accrued compensation and other liabilities (8.9) (0.9) Deferred revenue 26.5 18.4 Net cash provided by operating activities 69.0 48.3 Cash flows from investing activities: Proceeds from maturities of marketable securities — 66.0 Purchases of property, equipment, and software (0.9) (0.3) Capitalized internal-use software costs (8.3) (8.7) Purchases of content assets (5.9) (4.2) Net cash provided by (used in) investing activities (15.1) 52.8 Cash flows from financing activities: Proceeds from exercise of stock options 3.8 5.5 Proceeds from employee stock purchase plan 2.8 3.8 Payments for repurchases of common stock — (36.7) Payments for tax withholding on vesting of restricted stock units (13.1) (21.3) Net cash used in financing activities (6.5) (48.7) Net increase in cash, cash equivalents, and restricted cash 47.4 52.4 Cash, cash equivalents, and restricted cash—beginning of period 728.4 658.1 Cash, cash equivalents, and restricted cash—end of period $ 775.8 $ 710.5

Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Operating expense - Research and development $ 29.3 $ 33.7 $ 58.8 $ 68.3 Stock-based compensation expense (8.9) (10.9) (17.5) (21.9) Payroll tax expense related to stock-based compensation (0.4) (0.3) (0.9) (1.1) Non-GAAP operating expense - Research and development $ 20.0 $ 22.5 $ 40.4 $ 45.3 Operating expense - Sales and marketing $ 63.6 $ 58.1 $ 120.4 $ 115.7 Stock-based compensation expense (5.5) (8.5) (10.4) (16.4) Payroll tax expense related to stock-based compensation (0.1) (0.2) (0.3) (0.6) Non-GAAP operating expense - Sales and marketing $ 58.0 $ 49.4 $ 109.7 $ 98.7 Operating expense - General and administrative $ 24.9 $ 29.6 $ 51.8 $ 54.6 Stock-based compensation expense (8.8) (9.9) (20.4) (18.2) Payroll tax expense related to stock-based compensation (0.2) (0.2) (0.4) (0.7) M&A related transaction costs — (3.4) — (3.4) Significant and non-recurring legal and regulatory matters (1.2) (1.2) (1.4) (1.2) Non-GAAP operating expense - General and administrative $ 14.7 $ 14.9 $ 29.6 $ 31.1 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions) Q2 2025 Shareholder Letter 26 Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Gross profit $ 102.7 $ 90.2 $ 200.6 $ 179.7 Stock-based compensation expense 0.6 0.7 1.3 1.4 Amortization of stock-based compensation capitalized as internal-use software costs 1.4 1.4 2.9 2.9 Non-GAAP gross profit $ 104.7 $ 92.3 $ 204.8 $ 184.0 Gross profit margin 54.9% 53.0% 54.7% 52.9 % Non-GAAP gross profit margin 56.0% 54.2% 55.9% 54.2%

Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Net loss $ (7.8) $ (22.9) $ (15.6) $ (44.2) Stock-based compensation expense 23.8 30.0 49.6 57.9 Amortization of stock-based compensation capitalized as internal-use software costs 1.4 1.4 2.9 2.9 Payroll tax expense related to stock-based compensation 0.7 0.7 1.6 2.4 Significant and non-recurring legal and regulatory matters 1.2 1.2 1.4 1.2 M&A related transaction costs — 3.4 — 3.4 Restructuring related charges — — (0.9) 2.1 Non-GAAP net income $ 19.3 $ 13.8 $ 39.0 $ 25.7 Weighted-average shares used in computing net loss per share— basic 162.5 156.3 161.6 156.3 Effect of dilutive securities 4.8 4.7 4.4 9.1 Weighted-average shares used in computing non-GAAP net income per share—diluted 167.3 161.0 166.0 165.4 Net loss per share—basic and diluted $ (0.05) $ (0.15) $ (0.10) $ (0.28) Non-GAAP net income per share—diluted $ 0.12 $ 0.09 $ 0.23 $ 0.16 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions, except per share amounts) Q2 2025 Shareholder Letter 27 Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Net loss $ (7.8) $ (22.9) $ (15.6) $ (44.2) Depreciation and amortization 7.4 6.3 14.5 12.7 Interest income, net (8.0) (9.3) (15.8) (18.9) Income tax expense 0.8 1.0 2.3 1.8 Other (income) expense, net (0.1) — (0.4) 0.3 Stock-based compensation expense 23.8 30.0 49.6 57.9 Payroll tax expense related to stock-based compensation 0.7 0.7 1.6 2.4 M&A related transaction costs — 3.4 — 3.4 Significant and non-recurring legal and regulatory matters 1.2 1.2 1.4 1.2 Restructuring related charges — — (0.9) 2.1 Adjusted EBITDA $ 18.0 $ 10.4 $ 36.7 $ 18.7 Net loss margin (4.2) % (13.4) % (4.3) % (13.0) % Adjusted EBITDA Margin 9.6% 6.1% 10.0% 5.5%

Reconciliation of Non-GAAP Financial Measures Unaudited (in millions) Q2 2025 Shareholder Letter 28 Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Net cash provided by operating activities(3) $ 35.5 $ 23.9 $ 69.0 $ 48.3 Less: capitalized internal-use software costs (4.7) (4.6) (8.3) (8.7) Less: purchases of content assets (1.8) (2.1) (5.9) (4.2) Less: purchases of property, equipment, and software (0.4) (0.2) (0.9) (0.3) Free Cash Flow $ 28.6 $ 17.0 $ 53.9 $ 35.1 (3) The six months ended June 30, 2025 and 2024 include $5.2 million and $2.1 million in cash payments for restructuring related charges. Related cash payments made during the three months ended June 30, 2025 and 2024 were immaterial.